Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                         CENTENNIAL COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)

              Delaware                                 06-1242753
      (State or other jurisdiction of       (I.R.S. Employer Identification
       incorporation or organization)                    Number)

                                 3349 Route 138
                                 Wall, NJ 07719
                                 (732) 556-2200
               (Address of principal executive offices) (Zip code)

       Centennial Communications Corp. and its Subsidiaries 2003 Employee
                              Stock Purchase Plan
                            (Full title of the plan)

                               Tony L. Wolk, Esq.
                         Centennial Communications Corp.
                                 3349 Route 138
                                 Wall, NJ 07719
                                 (732) 556-2200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                                   Copies to:
                            Michael H. Margulis, Esq.
                                Duane Morris LLP
                              380 Lexington Avenue
                            New York, New York 10168
                                 (212) 692-1000
                        ---------------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of securities to     Amount to be    Proposed maximum       Proposed maximum           Amount of
     be registered         registered     offering price per     aggregate offering      registration fee
                                               share (1)              price (1)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Common Stock, par          600,000 shares      $3.95                $2,370,000                $192
value $0.01 per share
====================================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 24, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents By Reference.
         ------   ----------------------------------------

          The following documents filed with the Securities and Exchange Commission by Centennial Communications Corp., a Delaware corporation (the "Company"), are incorporated herein by reference:

               (1) the Company's Annual Report on Form 10-K, as amended, for the year ended May 31, 2002;

               (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2002, November 30, 2002, and February 28, 2003;

               (3) the Company's Current Reports on Form 8-K dated June 9, 2003 and June 17, 2003; and

               (4) the  description of the Company's  Common Stock  contained in
     the  Company's   Registration  Statement  on  Form  8-A  (Registration  No.
     0-19603), as amended.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Item 4. Description of Securities.
     ------ -------------------------

     Not applicable.

     Item 5.  Interest of Named Experts and Counsel.
     ------   -------------------------------------

     Not applicable

     Item 6.  Indemnification of Directors and Officers.
     ------   -----------------------------------------

     The Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section. The Company's Amended and Restated By-Laws (the "By-Laws") provide that every person now or hereafter serving as a director or officer of the Company and every such director or officer serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Company in accordance with and to the fullest extent permitted by law for the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. The By-Laws also provide that the right to indemnification includes the right to be paid expenses incurred in defending a civil, criminal, administrative, or investigative action, suit or proceeding in advance of its final disposition; provided, however, that such advance payment will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.

     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. If a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to Section 102(b)(7) of the DGCL, the Restated Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     Item 7.  Exemption from Registration Claimed.
     ------   -----------------------------------

     Not applicable.

     Item 8.  Exhibits.
     ------   --------

     4(a) Amended and  Restated  Certificate  of  Incorporation  of the Company.
          Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 dated July 6, 2000.

     (b) Amended and Restated By-Laws of the Company. Incorporated herein by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated January 22, 1999.

     5    Opinion of Tony L. Wolk, Esq.

     23.1 Consent of Deloitte & Touche LLP

     23.2 Consent of Tony L. Wolk, Esq. (included in Exhibit 5)

     24   Powers of Attorney (included on page 5).

     99 The Centennial Communications Corp. and its Subsidiaries 2003 Employee Stock Purchase Plan.

     Item 9.  Undertakings.
     ------   ------------

     (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wall, State of New Jersey, on June 26, 2003.

                                   CENTENNIAL COMMUNICATIONS CORP.

                                   By: /s/ Michael J. Small
                                       -----------------------------------------
                                       Michael J. Small, Chief Executive Officer


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Michael J. Small, Thomas J. Fitzpatrick, and Tony
L. Wolk, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-8 of Centennial Communications Corp. relating to the offering of shares of its Common Stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


     Signatures                    Title                           Date
     ----------                    -----                           ----

  /s/  Michael J. Small         Chief Executive Officer and        June 26, 2003
------------------------        Director (Principal Executive
     Michael J. Small           Officer)


  /s/  Thomas J. Fitzpatrick    Executive Vice President, Chief    June 26, 2003
----------------------------    Financial Officer (Principal
    Thomas J. Fitzpatrick       Financial Officer)


  /s/  Thomas E. Bucks          Senior Vice President, Controller  June 26, 2003
----------------------          (Principal Accounting Officer)
    Thomas E. Bucks


  /s/  Thomas E. McInerney      Chairman and Director              June 26, 2003
--------------------------
    Thomas E. McInerney

  /s/  Carmen Ana Culpeper      Director                           June 26, 2003
--------------------------
    Carmen Ana Culpeper


  /s/  Anthony J. de Nicola     Director                           June 26, 2003
---------------------------
    Anthony J. de Nicola


  /s/  Lawrence Guffey          Director                           June 26, 2003
----------------------
    Lawrence Guffey


  /s/  James R. Matthews        Director                           June 26, 2003
------------------------
    James R. Matthews


  /s/  David M. Tolley          Director                           June 26, 2003
----------------------
    David M. Tolley


  /s/  J. Stephen Vanderwoude   Director                           June 26, 2003
-----------------------------
    J. Stephen Vanderwoude


  /s/  Ellen Wolf               Director                           June 26, 2003
-----------------
    Ellen Wolf

                                 EXHIBIT INDEX

Exhibit
Number         Exhibit

4(a)           Amended and Restated Certificate of Incorporation of the Company.
               Incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 dated July 6, 2000.

(b) Amended and Restated By-Laws of the Company. Incorporated herein by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated January 22, 1999.

5              Opinion of Tony L. Wolk, Esq.

23.1           Consent of Deloitte & Touche LLP

23.2           Consent of Tony L. Wolk, Esq. (included in Exhibit 5)

24             Powers of Attorney (included on page 5).

99             Centennial   Communications   Corp.  and  its  Subsidiaries  2003
               Employee Stock Purchase Plan.

                                                                       EXHIBIT 5


                     [CENTENNIAL COMMUNICATIONS LETTERHEAD]




                                     June 26, 2003


Centennial Communications Corp.
3349 Route 138
Wall, NJ  07719

Dear Sirs:

     I am General Counsel to Centennial Communications Corp., a Delaware corporation (the "Company"), and have acted as such in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"), relating to the registration of 600,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company. The Shares are to be issued pursuant to the Centennial Communications Corp. and its Subsidiaries 2003 Employee Stock Purchase Plan (the "Plan").

     I have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plan. I also have examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as I have deemed proper and necessary as a basis for the rendering of this opinion.

     Based upon, and subject to, the foregoing, I am of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the terms of the Plan against payment therefor, and assuming compliance with applicable securities laws and no change in the applicable law or pertinent facts (including that, after any such issuance, the number of shares of Common Stock outstanding will not exceed the number the Company is then authorized to issue under its Certificate of Incorporation), will have been validly issued, fully paid, and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     Very truly yours,

                                     /s/ Tony L. Wolk
                                     Tony L. Wolk, Senior Vice President
                                     and General Counsel

                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Centennial Communications Corp. and subsidiaries on Form S-8 of our reports dated August 27, 2002, appearing in the Annual Report on Form 10-K of Centennial Communications Corp. for the year ended May 31, 2002 (which reports express an unqualified opinion and include an explanatory paragraph relating to the Company's change in method of accounting for derivative instruments and hedging activities to conform to Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities" as amended by SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities", in fiscal 2002 and the Company's change in method of accounting for revenue recognition to conform to U.S. SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements", in fiscal
2001).


/s/  DELOITTE & TOUCHE LLP

New York, New York
June 24, 2003

                                                                      Exhibit 99






                        CENTENNIAL COMMUNICATIONS CORP.
                              AND ITS SUBSIDIARIES


                       2003 EMPLOYEE STOCK PURCHASE PLAN

              CENTENNIAL COMMUNICATIONS CORP. AND ITS SUBSIDIARIES
                       2003 EMPLOYEE STOCK PURCHASE PLAN

1.       PURPOSE
The purpose of the Centennial Communications Corp. and its Subsidiaries 2003 Employee Stock Purchase Plan (the "Plan") is to enable Eligible Employees of Centennial Communications Corp. (the "Company") and its Subsidiaries to acquire proprietary interests in the Company through the ownership of common stock in the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with that intent.

2.       DEFINITIONS
The following terms have the following meanings:
(a) "Annual Pay" shall mean an amount equal to the annual basic rate of pay of an Eligible Employee as determined from the payroll records of the Eligible Employee's employer on the effective date of an offer of stock made pursuant to the Plan.
(b) "Average Market Price" shall mean the average of the high and low prices for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) (or other quotation service). If the Common Stock is not regularly traded in the over-the-counter market, but is registered on a national securities exchange, "Average Market Price" shall mean the closing price of the Common Stock on such national securities exchange.
(c)  "Board of Directors" shall mean the board of directors of the Company.
(d)  "Common Stock" shall mean the $.01 par value common stock of the Company.
(e) "Eligible Employee" shall mean a person regularly employed by the Company or a Subsidiary on the effective date of any offering of any stock pursuant to the Plan, provided, however, that no person shall be considered an Eligible Employee unless he/she is customarily employed by the Company or a Subsidiary for more than twenty hours per week and more than five months in a calendar year, and provided further, that the Board of Directors may exclude the employees of any specified Subsidiary from any offering under the Plan.
(f) "Option" shall mean the right granted to Eligible Employees to purchase the Common Stock under an offering made under the Plan.
(g) "Purchase Period" shall mean the period during which installment payments for stock purchased under the Plan shall be made.
(h) "Subscription Period" shall mean that period of time prescribed in any offer of stock under the Plan beginning on the first day Eligible Employees may elect to purchase shares and ending on the last day such elections are authorized to be received and accepted.
(i) "Subsidiary" shall mean any corporation (other than corporations organized outside of the United States and Puerto Rico) which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Code.

3.       SHARES RESERVED FOR PLAN ADJUSTMENTS
The shares of the Company's Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares of Common Stock which shall be reserved and made available for sale under the Plan shall be 600,000, provided however, that the maximum number of shares that are available in any one Purchase Period is 200,000, subject to adjustment by the Compensation Committee of the Board of Directors in its sole discretion. In the event of a subdivision or combination of the Common Stock (including a stock split), the maximum number of shares which may thereafter be issued and sold under the Plan and the number of shares under elections to purchase at the time of such subdivision or combination will be proportionately increased or decreased, the terms relating to the price at which shares under elections to purchase will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances. In case of a reclassification or other change in the Common Stock, the Board of Directors also will make appropriate adjustments.

4.       ADMINISTRATION OF THE PLAN
The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors. No director of the Company serving as a member of the Committee shall be eligible, at any time while serving as a member of the Committee, to be granted Options under the Plan.
The Committee shall be vested with full authority to make, administer and interpret such rules and regulations regarding the Plan or to make amendments to the Plan itself as it may deem advisable (including in the case of a change in control of the Company); provided, however, that, without approval by the stockholders of the Company within 12 months before or after the amendment is adopted, no such amendment shall increase the maximum number of shares available for sale under the Plan, otherwise than as requested to reflect a subdivision or a combination as provided in Section 3 hereof, nor shall any such amendment act to expand the persons eligible to participate in the Plan beyond the employees of the Company and its Subsidiaries described in Section 2(e) hereof. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Eligible Employees and all persons claiming under an Eligible Employee.

5. PARTICIPATION IN THE PLAN AND ITS EFFECT ON EMPLOYMENT RELATIONSHIP Subject to the limitation provided in Section 9 hereof, Options to purchase Common Stock under the Plan shall be granted to all Eligible Employees of the Company or any of its Subsidiaries whose Eligible Employees are granted such rights; provided, however, that in no event may an Eligible Employee be granted an Option under this Plan if such Eligible Employee, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of any of its Subsidiaries. For the purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the Eligible Employee may purchase under all outstanding options shall be treated as stock owned by the Eligible Employee.

Neither the Plan nor any Option held by any Eligible Employee hereunder shall be construed as conferring upon such Eligible Employee any right to continue in the employ of the Company or any Subsidiary, or limit in any respect the right of the Company or any Subsidiary to terminate such Eligible Employee's employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

6.       PURCHASE PRICE
The purchase price for shares of Common Stock purchased pursuant to the Plan during any Purchase Period (except as otherwise provided herein) will be 85% of the lesser of (1) the Average Market Price of the Common Stock on the first day of the Purchase Period or (2) the Average Market Price of the Company's Common Stock on the last day of the Purchase Period. If no Average Market Price is available on either or both of these days, the purchase price shall be established based upon 85% of the Average Market Price on the last day prior thereto on which an Average Market Price was available.

7.       METHOD OF PAYMENT
Payment for shares purchased pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment. Each Eligible Employee electing to purchase shares will authorize the Company to withhold a designated amount from his/her regular weekly, biweekly, semi-monthly, or monthly pay for each payroll period during the Purchase Period. All such payroll deductions made for an Eligible Employee shall be credited to his/her account under the Plan. At the end of the Purchase Period, each Eligible Employee shall receive in cash, without interest, the balance remaining in his/her account, if any, after the amount in his/her account has been applied to the purchase of whole shares at the applicable purchase price. Only whole shares of Common Stock may be purchased under the Plan.

8.       EMPLOYEE'S ELECTION TO PURCHASE--GRANT OF OPTIONS
To participate in the Plan during any Purchase Period, an Eligible Employee must sign an election to purchase shares on a form provided by the Company stating that the Eligible Employee desires to purchase shares under the Plan and showing the aggregate amount which the Eligible Employee elects to have withheld from his/her pay for such Purchase Period and applied to the purchase of shares. The election to purchase shares during any Purchase Period must be delivered on or before the last day of the related Subscription Period to the person or office designated to receive and accept such elections.
In the event the total maximum number of shares resulting from all elections to purchase under any offering of shares under the Plan exceeds the maximum number of shares offered under Section 3 hereof, the Committee may reduce the maximum number of shares which Eligible Employees may purchase pursuant to their elections to purchase, to allot the shares available in such manner as it shall determine, but generally pro rata to subscriptions received and to grant Options to purchase only such reduced number of shares. All shares included in any offering under the Plan in excess of the total number of shares which all Eligible Employees elect to purchase and all shares with respect to which elections to purchase are cancelled as provided in Section 12 hereof shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.


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

9.       LIMITATION ON NUMBER OF SHARES WHICH MAY BE PURCHASED
No Eligible Employee may be granted an Option to purchase shares which permits his/her rights to purchase stock under the Plan and all other stock option plans of the Company and of any of its Subsidiaries pursuant to Section 423 of the Code to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of such stock (determined on the date the option to purchase is granted).

10.      RIGHTS AS STOCKHOLDER
An Eligible Employee will become a stockholder of the Company with respect to shares for which payment has been completed at the close of business on the last business day of the Purchase Period. An Eligible Employee will have no rights as a stockholder with respect to shares under an election to purchase shares until he/she has become a stockholder as provided in the preceding sentence. At the end of the Purchase Period, Eligible Employees will receive a form indicating the methods of distribution of Common Stock purchased under the Plan.

11.      RIGHTS TO PURCHASE SHARES NOT TRANSFERABLE
An Eligible Employee's rights under his/her election to purchase shares may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. If this provision is violated, the right of the Eligible Employee to purchase shares shall terminate and the only right remaining under such Eligible Employee's election to purchase will be to have paid over to the person entitled thereto the amount then credited to the Eligible Employee's account, without interest.

12.      CANCELLATION OF ELECTION TO PURCHASE
An Eligible Employee who has elected to purchase shares may elect to change or cancel his/her election one time during the Purchase Period in accordance with the provisions of this Section 12. Only one such election is permitted by any Eligible Employee during any Purchase Period. Any such cancellation shall be effective upon the delivery by the Eligible Employee of written notice of cancellation to the office or person designated to receive elections. Such notice of cancellation must be so delivered before the close of business on the last business day of the Purchase Period. If an Eligible Employee reduces the amount authorized to be withheld from his/her pay, he/she shall continue to make installment payments at the reduced rate for the remainder of the Purchase Period.

The following three options are available to an Eligible Employee:
(a) He/She may terminate all future contributions and receive in cash, without interest, as soon as administratively practicable after delivery of the notice of cancellation, the amount then credited to his/her account, or
(b) He/She may terminate all future contributions but keep his/her existing contributions in his/her account and receive shares at the end of the Purchase Period according to Plan procedures, or
(c) He/She may reduce the amount of contributions withheld from each paycheck for the remainder of the Purchase Period after delivery of the notice of cancellation.

13.      LEAVE OF ABSENCE OR LAYOFF
An Eligible Employee purchasing stock under the Plan who is granted a leave of absence (including a military leave) during the Purchase Period, which absence is for a period of 90 days or less (or if for a period in excess of 90 days, the Eligible Employee's right of reemployment is guaranteed either by statute or by contract), may during such period of absence make payments in cash to the Company in amounts equal to the amounts such payments would have been pursuant to corresponding payroll deductions.

14.      EFFECT OF FAILURE TO MAKE PAYMENTS WHEN DUE
If in any payroll period an Eligible Employee who has filed an election to purchase shares under the Plan has no pay or his/her pay is insufficient (after other authorized deductions) to permit deduction of his/her installment payment, such payment may be made in cash at the time. If not so made, the Eligible Employee, when his/her pay is again sufficient to permit the resumption of installment payments, must pay in cash the amount of the deficiency in his/her account or arrange for uniformly increased installment payments so that, assuming the maximum purchase price per share, payment for the maximum number of shares covered by his/her Option will be completed in the last month of the Purchase Period. If the Eligible Employee elects to make increased installment payments, he/she may, nevertheless, at any time, make up the remaining deficiency by a lump sum payment.
Subject to the above and other provisions of the Plan permitting postponement, the Company may, in its sole discretion, treat the failure by an Eligible Employee to make any payment as a cancellation of his/her election to purchase shares. Such cancellation will be effected by mailing notice to him/her at his/her last known business or home address. Upon such mailing, his/her only right will be to receive in cash, without interest, the amount credited to his/her account.

15.      DEATH
If an Eligible Employee dies and has an election to purchase shares in effect at the time of his/her death, the legal representative of the deceased Eligible Employee may, within three months from the date of death (but in no event later than the end of the Purchase Period), by delivering written notice to the office or person designated to receive elections, elect to:
(a)  Complete the remaining installment payments in cash,
(b) Make a lump sum payment in the amount of the remaining portion of the purchase price, or
(c)  Cancel the election to purchase shares in accordance with the provisions of
     Section 12. If no such notice is given within such period, the election will be deemed cancelled as of the date of death, and the only right of such legal representative will be to receive in cash, without interest, the amount credited to the deceased Eligible Employee's account.

16.      TERMINATION OF EMPLOYMENT OTHER THAN FOR DEATH
If an Eligible Employee's employment is terminated for any reason other than death prior to the end of the Purchase Period, his/her election to purchase shall thereupon be deemed cancelled as of the date on which his/her employment ended. In such an event, no further payments under such election will be permitted, and the Eligible Employee's only right will be to receive in cash, without interest, the amount credited to his/her account.

17.      APPLICATION OF FUNDS, INTEREST
All funds received by the Company in payment for shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose. All cash payments to be made to Eligible Employees hereunder shall be made exclusive of interest.


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

18.      GOVERNMENTAL APPROVALS OR CONSENTS
The Plan shall not be effective unless it is approved by the stockholders of the Company within 12 months after the Plan is adopted by the Board of Directors. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.